Exhibit 99.1

NEWS RELEASE

American Eagle Outfitters Reports February Sales Of $177.2 Million

Same Store Sales Decrease 7%

Updates Fourth Quarter EPS Guidance

Pittsburgh - March 5, 2009 -- American Eagle Outfitters, Inc. (NYSE: AEO) today announced that total sales for the four weeks ended February 28, 2009 increased 1% to $177.2 million, compared to $175.1 million for the four weeks ended March 1, 2008. Comparable store sales decreased 7% for the month, compared to a 4% decrease for the same period last year.

The company expects fourth quarter earnings to be $0.19 per diluted share, which excludes a non-cash charge of $0.03 per diluted share related to the impairment of certain underperforming stores and investment securities. Fourth quarter results compare to EPS of $0.66 per diluted share last year.

To access the company's recorded monthly sales commentary, please dial (866) 514-0390, or internationally dial (585) 267-8021.

The company will announce fourth quarter earnings on Wednesday, March 11th. Management will host a conference call at 9:00 a.m. Eastern Time that morning. To listen to the call, please dial 1-877-407-0789 or internationally dial 1-201-689-8562. The conference call will also be simultaneously broadcast over the Internet at www.ae.com. Anyone unable to listen to the call can access a replay beginning March 11, 2009 at 12:00 p.m. Eastern Time. To listen to the replay, dial 1-877-660-6853, or internationally dial 1-201-612-7415, and reference account 3055 and confirmation code 311680. An audio replay of the conference call will also be available at http://www.ae.com/.

Non-GAAP Measures

This press release includes information on non-GAAP earnings per share information. This measure is not based on any standardized methodology prescribed by U.S. generally accepted accounting principles ("GAAP") and is not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company's operating performance, when reviewed in conjunction with the Company's GAAP financial statements. This amount is not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the Company's business and operations.

AMERICAN EAGLE OUTFITTERS, INC. GAAP to Non-GAAP reconciliation (unaudited)
	13 Weeks Ended
	January 31, 2009	February 2, 2008
Diluted EPS on a GAAP basis	$0.16	$0.66
Add back: Impact of other-than-temporary auction rate security impairment
	0.01	-
Add back: Impact of store impairment	0.02	-
Non-GAAP Diluted EPS	$0.19	$0.66

American Eagle Outfitters, Inc., through its subsidiaries, ("AEO, Inc.") offers high-quality, on-trend clothing, accessories and personal care products at affordable prices.  The American Eagle Outfitters brand targets 15 to 25 year old girls and guys, with 953 stores in the U.S. and Canada and online at www.ae.com.  aerie by american eagle offers Dormwear and intimates collections for the AE girl, with 116 standalone stores in the U.S. and Canada and online at www.aerie.com.  MARTIN + OSA provides Refined Casual fashions for 28 to 40 year old men and women at its 28 stores and online at www.martinandosa.com.  The latest brand, 77kids by american eagle, is available online only at www.77kids.com. 77kids offers "kid cool," durable clothing and accessories for kids ages two to 10.  AE.COM, the online home of the brands of AEO, Inc. ships to more than 60 countries worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding fourth quarter earnings. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company's control. Such factors include, but are not limited to the risk that the Company's fourth quarter earnings expectations may not be achieved and the risks described in the Risk Factor Section of the company's Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT: American Eagle Outfitters, Inc.

Judy Meehan, 412-432-3300